Independent Auditors' Consent

We consent to the incorporation by reference in the Registration Statement of American Medical Alert Corp. on Form S-8 of our report dated February 20, 1998 appearing in the Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 1997.





/S/ MARGOLIN, WINER & EVENS LLP
Margolin, Winer & Evens LLP
Garden City, New York

May 11, 1998